October 2023

Pricing Supplement No. 10,586
Registration Statement Nos. 333-250103; 333-250103-01
Dated October 25, 2023
Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

STRUCTURED INVESTMENTS

Opportunities in U.S. Equities

Dual Directional Buffered PLUS Based on the Value of the Worst Performing of the S&P 500® Index and the Vanguard Total Stock Market ETF due October 30, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The Dual Directional Buffered PLUS, or “Buffered PLUS,” are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The Buffered PLUS will pay no interest, provide a minimum payment at maturity of only 20% of the stated principal amount and have the terms described in the accompanying product supplement for PLUS, index supplement and prospectus, as supplemented or modified by this document. The payment at maturity on the Buffered PLUS will be based on the value of the worst performing of the S&P 500® Index and the Vanguard Total Stock Market ETF. At maturity, if the final level of each underlying is greater than its respective initial level, investors will receive the stated principal amount of their investment plus leveraged upside performance of the worst performing underlying. If the final level of either underlying is less than or equal to its respective initial level, but the final level of each underlying is greater than or equal to 80% of its respective initial level, meaning that neither underlying has decreased from its initial level by an amount greater than the buffer amount of 20%, investors will receive the stated principal amount of their investment, plus an unleveraged positive return based on the absolute value of the performance of the worst performing underlying, which will be inherently limited to a maximum return of 20%. However, if the final level of either underlying is less than 80% of its respective initial level, meaning that either underlying has decreased from its respective initial level by an amount greater than the buffer amount of 20%, the absolute return feature will no longer be available and instead investors will lose 1% for every 1% decline in the worst performing underlying beyond the specified buffer amount, subject to the minimum payment at maturity of 20% of the stated principal amount. Investors may lose up to 80% of the stated principal amount of the Buffered PLUS. Because the payment at maturity of the Buffered PLUS is based on the worst performing of the underlyings, a decline in either underlying beyond the buffer amount will result in a loss, and potentially a significant loss, of your investment even if the other underlying has appreciated or has not declined as much. These long-dated Buffered PLUS are for investors who seek an equity-based return and who are willing to risk their principal, risk exposure to the worst performing of two underlyings and forgo current income in exchange for the leverage, buffer and absolute return features that in each case apply to a limited range of performance of the worst performing underlying. The Buffered PLUS are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

The Buffered PLUS differ from the PLUS described in the accompanying product supplement for PLUS in that the Buffered PLUS offer the potential for a positive return at maturity if the worst performing underlying depreciates by no more than 20%.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These Buffered PLUS are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Maturity date:	October 30, 2028
Underlyings:	S&P 500® Index (the “SPX Index”) and the Vanguard Total Stock Market ETF (the “VTI Shares”)
Aggregate principal amount:	$250,000
Payment at maturity:	If the final level of each underlying is greater than its respective initial level,
$1,000 + ($1,000 × leverage factor × underlying percent change of the worst performing underlying)

If the final level of either underlying is less than or equal to its respective initial level but the final level of each underlying is greater than or equal to 80% of its respective initial level, meaning that neither underlying has decreased from its initial level by an amount greater than the buffer amount of 20%,

$1,000 + ($1,000 × absolute underlying return of the worst performing underlying)

If the final level of either underlying is less than 80% of its respective initial level, meaning that either underlying has decreased from its respective initial level by an amount greater than the buffer amount of 20%,

($1,000 × underlying performance factor of the worst performing underlying) + $200

Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000. However, under no circumstances will the Buffered PLUS pay less than $200 per Buffered PLUS at maturity.

Underlying percent change:	With respect to each underlying, (final level – initial level) / initial level
Worst performing underlying:	The underlying with the lesser underlying percentage change
Underlying performance factor:	With respect to each underlying, final level / initial level
Absolute underlying return:	The absolute value of the underlying percent change. For example, a -5% underlying percent change of the worst performing underlying will result in a +5% absolute underlying return.
Initial level:

With respect to the SPX Index, 4,186.77, which is the index closing value of such underlying on the pricing date

With respect to the VTI Shares, $206.36, which is the closing price of such underlying on the pricing date

Final level:

With respect to the SPX Index, the index closing value of such underlying on the valuation date

With respect to the VTI Shares, the closing price of such underlying on the valuation date multiplied by the adjustment factor on such date

Valuation date:	October 25, 2028, subject to adjustment for non-index business days, non-trading days and certain market disruption events
Minimum payment at maturity:	$200 per Buffered PLUS (20% of the stated principal amount)
Leverage factor:	113%
Adjustment factor:	With respect to the VTI Shares, 1.0, subject to adjustment in the event of certain events affecting the VTI Shares
Buffer amount:

20%. As a result of the buffer amount of 20%, the levels at or above which the underlyings must close on the valuation date so that investors do not suffer a loss on their initial investment in the Buffered PLUS are as follows:

With respect to the SPX Index, 3,349.416, which is 80% of its initial level

With respect to the VTI Shares, $165.088, which is 80% of its initial level

Stated principal amount:	$1,000 per Buffered PLUS
Issue price:	$1,000 per Buffered PLUS
Pricing date:	October 25, 2023
Original issue date:	October 30, 2023 (3 business days after the pricing date)
CUSIP / ISIN:	61775MKT2 / US61775MKT26
Listing:	The Buffered PLUS will not be listed on any securities exchange.
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), a wholly owned subsidiary of Morgan Stanley and an affiliate of MSFL. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$936.70 per Buffered PLUS. See “Investment Summary” on page 2.
Commissions and issue price:	Price to public(1)	Agent’s commissions and fees(2)	Proceeds to us(3)
Per Buffered PLUS	$1,000	$0	$1,000
Total	$250,000	$0	$250,000

(1)The Buffered PLUS will be sold only to investors purchasing the Buffered PLUS in fee-based advisory accounts.

(2)MS & Co. expects to sell all of the Buffered PLUS that it purchases from us to an unaffiliated dealer at a price of $1,000 per Buffered PLUS, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per Buffered PLUS. MS & Co. will not receive a sales commission with respect to the Buffered PLUS. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement for PLUS.

(3)See “Use of proceeds and hedging” on page 18.

The Buffered PLUS involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 7.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Buffered PLUS are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Buffered PLUS” and “Additional Information About the Buffered PLUS” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for PLUS dated November 16, 2020 Index Supplement dated November 16, 2020 Prospectus dated November 16, 2020

Morgan Stanley Finance LLC

Dual Directional Buffered PLUS Based on the Value of the Worst Performing of the S&P 500® Index and the Vanguard Total Stock Market ETF due October 30, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Investment Summary

Buffered Performance Leveraged Upside Securities

Principal at Risk Securities

The Dual Directional Buffered PLUS Based on the Value of the Worst Performing of the S&P 500® Index and the Vanguard Total Stock Market ETF due October 30, 2028 (the “Buffered PLUS”) can be used:

￭To gain exposure to the worst performing of two U.S. equity underlyings.

￭To potentially outperform the worst performing of the S&P 500® Index and the Vanguard Total Stock Market ETF by taking advantage of the leverage factor.

￭To obtain an unleveraged positive return for a limited range of negative performance of the worst performing underlying.

If the final level of either underlying is less than 80% of its respective initial level, investors will be negatively exposed to the decline in the worst performing underlying beyond the buffer amount and will lose some or a substantial portion of their investment.

Maturity:	5 years
Leverage factor:	113%
Minimum payment at maturity:	$200 per Buffered PLUS (20% of the stated principal amount). Investors may lose up to 80% of the stated principal amount of the Buffered PLUS.
Buffer amount:	20%, with 1-to-1 downside exposure to the worst performing underlying below the buffer
Coupon:	None
Listing:	The Buffered PLUS will not be listed on any securities exchange

The original issue price of each Buffered PLUS is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the Buffered PLUS, which are borne by you, and, consequently, the estimated value of the Buffered PLUS on the pricing date is less than $1,000. We estimate that the value of each Buffered PLUS on the pricing date is $936.70.

What goes into the estimated value on the pricing date?

In valuing the Buffered PLUS on the pricing date, we take into account that the Buffered PLUS comprise both a debt component and a performance-based component linked to the underlyings. The estimated value of the Buffered PLUS is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the Buffered PLUS?

In determining the economic terms of the Buffered PLUS, including the leverage factor, the buffer amount and the minimum payment at maturity, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the Buffered PLUS would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the Buffered PLUS?

The price at which MS & Co. purchases the Buffered PLUS in the secondary market, absent changes in market conditions, including those related to the underlyings, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the Buffered PLUS are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the Buffered PLUS in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the Buffered PLUS, and, if it once chooses to make a market, may cease doing so at any time.

October 2023 Page 2

Morgan Stanley Finance LLC

Dual Directional Buffered PLUS Based on the Value of the Worst Performing of the S&P 500® Index and the Vanguard Total Stock Market ETF due October 30, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Key Investment Rationale

The Buffered PLUS offer the potential for a positive return at maturity based on the absolute value of a limited range of percentage changes of the worst performing underlying. At maturity, if the final level of each underlying is greater than its respective initial level, investors will receive the stated principal amount of their investment plus leveraged upside performance of the worst performing underlying. If the final level of either underlying is less than or equal to its respective initial level but the final level of each underlying is greater than or equal to 80% of its respective initial level, investors will receive the stated principal amount of their investment, plus an unleveraged positive return based on the absolute value of the performance of the worst performing underlying. However, if the final level of either underlying is less than 80% of its respective initial level, the absolute return feature will no longer be available and instead investors will lose 1% for every 1% decline in the worst performing underlying beyond the specified buffer amount, subject to the minimum payment at maturity. Investors may lose up to 80% of the stated principal amount of the Buffered PLUS. All payments on the Buffered PLUS are subject to our credit risk.

Leveraged Performance

The Buffered PLUS offer investors an opportunity to receive 113% of the positive return of the worst performing of the underlyings if both underlyings have appreciated in value, or an unleveraged return reflecting the absolute value of the performance of the worst performing of the underlyings if one or both underlyings have declined but neither underlying has declined by an amount greater than the buffer amount of 20%.

Absolute Return Feature

The Buffered PLUS enable investors to obtain an unleveraged positive return if the final level of either underlying is less than or equal to its respective initial level but the final level of each underlying is greater than or equal to 80% of its respective initial level.

Upside Scenario if Both Underlyings Appreciate	Both underlyings increase in value, and, at maturity, the Buffered PLUS redeem for the stated principal amount of $1,000 plus 113% of the underlying percent change of the worst performing underlying.
Absolute Return Scenario

The final level of either underlying is less than or equal to its respective initial level but the final level of each underlying is greater than or equal to 80% of its respective initial level. In this case, you receive a 1% positive return on the Buffered PLUS for each 1% negative return on the worst performing underlying. For example, if the final level value of the worst performing underlying is 10% less than its respective initial level, the Buffered PLUS will provide a total positive return of 10% at maturity. The maximum return you may receive in this scenario is a positive 20% return at maturity.

Downside Scenario

The final level of either underlying is less than 80% of its respective initial level. In this case, the Buffered PLUS redeem for less than the stated principal amount by an amount proportionate to the percentage decrease of the worst performing underlying over the term of the Buffered PLUS, plus the buffer amount of 20%. For example, if the final level of the worst performing underlying is 70% less than its initial level, the Buffered PLUS will be redeemed at maturity for a loss of 50% of principal at $500, or 50% of the stated principal amount. The minimum payment at maturity is $200 per Buffered PLUS.

Because the payment at maturity of the Buffered PLUS is based on the worst performing of the underlyings, a decline in either underlying to less than 80% of its respective initial level will result in a loss, and potentially a significant loss, of your investment, even if the other underlying has appreciated or has not declined as much.

October 2023 Page 3

Morgan Stanley Finance LLC

Dual Directional Buffered PLUS Based on the Value of the Worst Performing of the S&P 500® Index and the Vanguard Total Stock Market ETF due October 30, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to calculate the payment at maturity on the Buffered PLUS. The following examples are for illustrative purposes only. The initial level for each underlying is set forth on the cover of this document. Any payment at maturity on the Buffered PLUS is subject to our credit risk. The below examples are based on the following terms:

Stated principal amount:	$1,000 per Buffered PLUS
Leverage factor:	113%
Hypothetical initial level:	With respect to the SPX Index: 3,000 With respect to the VTI Shares: $220.00
Minimum payment at maturity:	$200 per Buffered PLUS (20% of the stated principal amount)
Buffer amount:	20%

EXAMPLE 1: The final level of each underlying is greater than its respective initial level.

Final level		SPX Index: 3,300
VTI Shares: $308.00
Underlying percent change		SPX Index: (3,300 – 3,000) / 3,000 = 10% VTI Shares: ($308.00 – $220.00) / $220.00 = 40%
Payment at maturity	=	$1,000 + ($1,000 × leverage factor × underlying percent change of the worst performing underlying)
	=	$1,000 + ($1,000 × 113% × 10%)
	=	$1,113

In example 1, the final levels of both the SPX Index and VTI Shares are greater than their initial levels. The SPX Index has appreciated by 10% while the VTI Shares have appreciated by 40%. Therefore, investors receive at maturity the stated principal amount plus 113% of the appreciation of the worst performing underlying, which is the SPX Index in this example. Investors receive $1,113 per Buffered PLUS at maturity.

EXAMPLE 2: The final level of one underlying is greater than its respective initial level while the final level of the other underlying is less than its respective initial level, but neither underlying has decreased from its initial level by an amount greater than the buffer amount of 20%.

Final level		SPX Index: 4,200
VTI Shares: $209.00
Underlying percent change		SPX Index: (4,200 – 3,000) / 3,000 = 40% VTI Shares: ($209.00 – $220.00) / $220.00 = -5%
Payment at maturity	=	$1,000 + ($1,000 × absolute underlying return of the worst performing underlying)
	=	$1,000 + ($1,000 × 5%)
	=	$1,050

In example 2, the final level of the SPX Index is greater than its respective initial level, while the final level of the VTI Shares is less than its respective initial level. The SPX Index has appreciated by 40%, while the VTI Shares have declined by 5%, but neither underlying has decreased from its initial level by an amount greater than the buffer amount of 20%. Therefore, investors receive at maturity the stated principal amount plus 100% of the absolute value of the performance of the worst performing underlying, which is the VTI Shares in this example. Investors receive $1,050 per Buffered PLUS at maturity. In this example, investors receive a positive return even though one of the underlyings has declined in value by 5%, due to the absolute return feature of the Buffered PLUS and because neither underlying has declined to below 80% of its initial level.

October 2023 Page 4

Morgan Stanley Finance LLC

Dual Directional Buffered PLUS Based on the Value of the Worst Performing of the S&P 500® Index and the Vanguard Total Stock Market ETF due October 30, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

EXAMPLE 3: The final level of one underlying is greater than its respective initial level while the final level of the other underlying is less than 80% of its respective initial level.

Final level		SPX Index: 3,300
VTI Shares: $110.00
Underlying percent change		SPX Index: (3,300 – 3,000) / 3,000 = 10% VTI Shares: ($110.00 – $220.00) / $220.00 = -50%
Underlying performance factor		SPX Index: 3,300 / 3,000 = 110% VTI Shares: $110.00 / $220.00 = 50%
Payment at maturity	=	($1,000 × underlying performance factor of the worst performing underlying) + $200
	=	($1,000 × 50%) + $200
	=	$700

In example 3, the final level of the SPX Index is greater than its respective initial level, while the final level of the VTI Shares is less than 80% of its respective initial level. While the SPX Index has appreciated by 10%, the VTI Shares have declined by 50%. Therefore, investors are exposed to the negative performance of the VTI Shares, which represent the worst performing underlying in this example, beyond the buffer amount of 20%, and receive a payment at maturity of $700 per Buffered PLUS. In this example, investors lose the benefit of the absolute return feature and are exposed to the negative performance of the worst performing underlying even though the other underlying has appreciated in value by 10%, because the final level of each underlying is not greater than or equal to 80% of its respective initial level.

EXAMPLE 4: The final level of each underlying is less than its respective initial level, but neither underlying has decreased from its initial level by an amount greater than the buffer amount of 20%.

Final level		SPX Index: 2,850
VTI Shares: $202.40
Underlying percent change		SPX Index: (2,850 – 3,000) / 3,000 = -5% VTI Shares: ($202.40 – $220.00) / $220.00 = -8%
Payment at maturity	=	$1,000 + ($1,000 × absolute return of the worst performing underlying)
	=	$1,000 + ($1,000 × 8%)
	=	$1,080

In example 4, the final level of each underlying is less than its respective initial level, but neither underlying has decreased from its initial level by an amount greater than the buffer amount of 20%. The SPX Index has declined by 5% while the VTI Shares have declined by 8%. Therefore, investors receive at maturity the stated principal amount plus 100% of the absolute value of the performance of the worst performing underlying, which is the VTI Shares in this example. Investors receive $1,080 per Buffered PLUS at maturity.

EXAMPLE 5: The final level of each underlying is less than 80% of its respective initial level.

Final level		SPX Index: 900
VTI Shares: $88.00
Underlying percent change		SPX Index: (900 – 3,000) / 3,000 = -70% VTI Shares: ($88.00 – $220.00) / $220.00 = -60%
Underlying performance factor		SPX Index: 900 / 3,000 = 30% VTI Shares: $88.00 / $220.00 = 40%
Payment at maturity	=	($1,000 × underlying performance factor of the worst performing underlying) + $200

October 2023 Page 5

Morgan Stanley Finance LLC

Dual Directional Buffered PLUS Based on the Value of the Worst Performing of the S&P 500® Index and the Vanguard Total Stock Market ETF due October 30, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

=	($1,000 × 30%) + $200
=	$500

In example 5, the final levels of both the SPX Index and the VTI Shares are less than their respective initial levels by an amount greater than the buffer amount of 20%. The SPX Index has declined by 70% while the VTI Shares have declined by 60%. Therefore, investors are exposed to the negative performance of the SPX Index, which is the worst performing underlying in this example, beyond the buffer amount of 20%, and receive a payment at maturity of $500 per Buffered PLUS.

Because the payment at maturity of the Buffered PLUS is based on the worst performing of the underlyings, a decline in either underlying by an amount greater than the buffer amount of 20% will result in a loss, and potentially a significant loss, of your investment, even if the other underlying has appreciated or has not declined as much.

October 2023 Page 6

Morgan Stanley Finance LLC

Dual Directional Buffered PLUS Based on the Value of the Worst Performing of the S&P 500® Index and the Vanguard Total Stock Market ETF due October 30, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the Buffered PLUS. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement for PLUS, index supplement and prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the Buffered PLUS.

Risks Relating to an Investment in the Buffered PLUS

￭The Buffered PLUS do not pay interest and provide a minimum payment at maturity of only 20% of the stated principal amount. The terms of the Buffered PLUS differ from those of ordinary debt securities in that the Buffered PLUS do not pay interest and provide a minimum payment at maturity of only 20% of the stated principal amount of the Buffered PLUS. If the final level of either underlying is less than 80% of its initial level, the absolute return feature will no longer be available and you will instead receive for each Buffered PLUS that you hold a payment at maturity that is less than the stated principal amount of each Buffered PLUS by an amount proportionate to the decline in the value of the worst performing underlying from its initial level, plus $200 per Buffered PLUS. Accordingly, investors may lose up to 80% of the stated principal amount of the Buffered PLUS.

￭The market price of the Buffered PLUS will be influenced by many unpredictable factors. Several factors will influence the value of the Buffered PLUS in the secondary market and the price at which MS & Co. may be willing to purchase or sell the Buffered PLUS in the secondary market, including the value, volatility and dividends of the VTI Shares and of the stocks composing the SPX Index or the CRSP U.S. Total Market Index (the “share underlying index”), interest and yield rates in the market, the time remaining until the Buffered PLUS mature, geopolitical conditions and economic, financial, political, regulatory or judicial events and any actual or anticipated changes in our credit ratings or credit spreads. Generally, the longer the time remaining to maturity, the more the market price of the Buffered PLUS will be affected by the other factors described above. The levels of the underlyings may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. See “S&P 500® Index Overview” and “Vanguard Total Stock Market ETF Overview” below. You may receive less, and possibly significantly less, than the stated principal amount per Buffered PLUS if you try to sell your Buffered PLUS prior to maturity.

￭The Buffered PLUS are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the Buffered PLUS. You are dependent on our ability to pay all amounts due on the Buffered PLUS at maturity and therefore you are subject to our credit risk. If we default on our obligations under the Buffered PLUS, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the Buffered PLUS prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the Buffered PLUS.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭The amount payable on the Buffered PLUS is not linked to the values of the underlyings at any time other than the valuation date. The final level of each underlying will be based on the closing level of such underlying on the valuation date, subject to postponement for non-index business days, non-trading days and certain market disruption events. Even if both underlyings appreciate prior to the valuation date but the value of either underlying drops by the valuation date to less than 80% of its initial level, the payment at maturity will be less than it would have been had the payment at maturity been linked to the values of the underlyings prior to such drop. Although the actual values of the underlyings on the stated maturity date or at other times during the term of the Buffered PLUS may be higher than their respective final levels, the payment at maturity will be based solely on the closing levels on the valuation date.

￭Investing in the Buffered PLUS is not equivalent to investing in either underlying or the stocks composing the SPX Index or the share underlying index. Investing in the Buffered PLUS is not equivalent to investing in either underlying or the component stocks of either the SPX Index or the share underlying index. As an investor in the Buffered PLUS, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to either underlying or stocks that constitute the SPX Index or the share underlying index.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs

October 2023 Page 7

Morgan Stanley Finance LLC

Dual Directional Buffered PLUS Based on the Value of the Worst Performing of the S&P 500® Index and the Vanguard Total Stock Market ETF due October 30, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

associated with issuing, selling, structuring and hedging the Buffered PLUS in the original issue price reduce the economic terms of the Buffered PLUS, cause the estimated value of the Buffered PLUS to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the Buffered PLUS in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the Buffered PLUS in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the Buffered PLUS less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the Buffered PLUS are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the Buffered PLUS in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the Buffered PLUS is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the Buffered PLUS than those generated by others, including other dealers in the market, if they attempted to value the Buffered PLUS. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your Buffered PLUS in the secondary market (if any exists) at any time. The value of your Buffered PLUS at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price of the Buffered PLUS will be influenced by many unpredictable factors” above.

￭The Buffered PLUS will not be listed on any securities exchange and secondary trading may be limited. The Buffered PLUS will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the Buffered PLUS. MS & Co. may, but is not obligated to, make a market in the Buffered PLUS and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the Buffered PLUS, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the Buffered PLUS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Buffered PLUS easily. Since other broker-dealers may not participate significantly in the secondary market for the Buffered PLUS, the price at which you may be able to trade your Buffered PLUS is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the Buffered PLUS, it is likely that there would be no secondary market for the Buffered PLUS. Accordingly, you should be willing to hold your Buffered PLUS to maturity.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the Buffered PLUS. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the Buffered PLUS (and to other instruments linked to either underlying or the share underlying index), including taking positions in the VTI Shares, in the stocks constituting the SPX Index or the share underlying index, in futures and/or options contracts on the SPX Index, the VTI Shares or or the component stocks of the SPX Index or the share underlying index listed on major securities markets. As a result, these entities may be unwinding or adjusting hedge positions during the term of the Buffered PLUS, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. Some of our affiliates also trade the stocks that constitute the SPX Index or the share underlying index and other financial instruments related to the underlyings on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the initial level of an underlying, and, therefore, could increase the value at or above which such underlying must close on the valuation date so that investors do not suffer a loss on their initial investment in the Buffered PLUS (depending also on the performance of the other underlying). Additionally, such hedging or trading activities during the term of the Buffered PLUS, including on the valuation date, could adversely affect the closing value of either underlying on the valuation date, and, accordingly, the amount of cash an investor will receive at maturity (depending also on the performance of the other underlying).

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the Buffered PLUS. As calculation agent, MS & Co. will determine the initial levels and the final levels, including whether either underlying has decreased to below 80% of its respective initial level, whether a market disruption event has

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Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

occurred with respect to either underlying and whether to make any adjustments to the adjustment factor, and will calculate the amount of cash you receive at maturity. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events, the selection of a successor index with respect to the SPX Index or calculation of the final level of an underlying in the event of a market disruption event or discontinuance of the SPX Index, as applicable. These potentially subjective determinations may adversely affect the payout to you at maturity. For further information regarding these types of determinations, see “Description of PLUS—Postponement of Valuation Date(s),” “—Alternate Exchange Calculation in case of an Event of Default” and “—Calculation Agent and Calculations” and related definitions in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the Buffered PLUS on the pricing date.

￭The U.S. federal income tax consequences of an investment in the Buffered PLUS are uncertain. Please read the discussion under “Additional Information—Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for PLUS (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the Buffered PLUS. As discussed in the Tax Disclosure Sections, there is a substantial risk that the “constructive ownership” rule could apply, in which case all or a portion of any long-term capital gain recognized by a U.S. Holder could be recharacterized as ordinary income and an interest charge could be imposed. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment, the timing and character of income on the Buffered PLUS might differ significantly from the tax treatment described in the Tax Disclosure Sections. For example, under one possible treatment, the IRS could seek to recharacterize the Buffered PLUS as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the Buffered PLUS every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the Buffered PLUS as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the Buffered PLUS, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. We do not plan to request a ruling from the IRS regarding the tax treatment of the Buffered PLUS, and the IRS or a court may not agree with the tax treatment described in the Tax Disclosure Sections.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, as discussed in this document. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Buffered PLUS, possibly with retroactive effect. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the Buffered PLUS, including possible alternative treatments, the potential application of the constructive ownership rule, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlyings

￭You are exposed to the price risk of both underlyings. Your return on the Buffered PLUS it not linked to a basket consisting of both underlyings. Rather, it will be based upon the independent performance of each underlying. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to both underlyings. Poor performance by either underlying over the term of the securities will negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying. If either underlying declines to below 80% of its respective initial level as of the valuation date, you will lose some or a substantial portion of your investment, even if the other underlying has appreciated or has not declined as much. Accordingly, your investment is subject to the price risk of both underlyings.

￭Because the Buffered PLUS are linked to the performance of the worst performing underlying, you are exposed to greater risk of sustaining a loss on your investment than if the Buffered PLUS were linked to just one underlying. The risk that you will suffer a loss on your investment is greater if you invest in the Buffered PLUS as opposed to substantially similar securities that are linked to the performance of just one underlying. With two underlyings, it is more likely that either underlying will decline to below 80% of its initial level as of the valuation date than if the Buffered PLUS were linked to only one underlying. Therefore it is more likely that you will suffer a loss on your investment.

￭Adjustments to the SPX Index could adversely affect the value of the Buffered PLUS. The publisher of the SPX Index may add, delete or substitute the component stocks of such underlying or make other methodological changes that could change the value of such underlying. Any of these actions could adversely affect the value of the Buffered PLUS. The publisher of the SPX

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Principal at Risk Securities

Index may also discontinue or suspend calculation or publication of such underlying at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued index. MS & Co. could have an economic interest that is different than that of investors in the securities insofar as, for example, MS & Co. is permitted to consider indices that are calculated and published by MS & Co. or any of its affiliates. If MS & Co. determines that there is no appropriate successor index, the amount payable at maturity, if any, will be based on the value of such underlying, based on the closing prices of the stocks constituting such underlying at the time of such discontinuance, without rebalancing or substitution, computed by MS & Co. as calculation agent in accordance with the formula for calculating such underlying last in effect prior to such discontinuance, as compared to the relevant initial level (depending also on the performance of the other underlying).

￭Adjustments to the VTI Shares or the index tracked by the VTI Shares could adversely affect the value of the Buffered PLUS. The investment adviser to the Vanguard Total Stock Market ETF, The Vanguard Group, Inc. (the “Investment Adviser”), seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the share underlying index. Pursuant to its investment strategies or otherwise, the Investment Adviser may add, delete or substitute the stocks composing Vanguard Total Stock Market ETF. Any of these actions could adversely affect the price of the VTI Shares and, consequently, the value of the Buffered PLUS. The Center for Research in Security Prices (“CRSP”) is responsible for calculating and maintaining the share underlying index. CRSP may add, delete or substitute the stocks constituting the share underlying index or make other methodological changes that could change the level of the share underlying index. CRSP may discontinue or suspend calculation or publication of the share underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued CRSP U.S. Total Market Index and is permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates. Any of these actions could adversely affect the price of the VTI Shares and, consequently, the value of the Buffered PLUS.

￭The performance and market price of the VTI Shares, particularly during periods of market volatility, may not correlate with the performance of the share underlying index, the performance of the component securities of the share underlying index or the net asset value per share of the VTI Shares. The VTI Shares do not fully replicate the share underlying index and may hold securities that are different than those included in the share underlying index. In addition, the performance of the VTI Shares will reflect additional transaction costs and fees that are not included in the calculation of the share underlying index. All of these factors may lead to a lack of correlation between the performance of VTI Shares and the share underlying index. In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities underlying the VTI Shares may impact the variance between the performances of VTI Shares and the share underlying index. Finally, because the shares of the VTI Shares are traded on an exchange and are subject to market supply and investor demand, the market price of one share of the VTI Shares may differ from the net asset value per share of the VTI Shares.

In particular, during periods of market volatility, or unusual trading activity, trading in the securities underlying the VTI Shares may be disrupted or limited, or such securities may be unavailable in the secondary market. Under these circumstances, the liquidity of the VTI Shares may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of the VTI Shares, and their ability to create and redeem shares of the VTI Shares may be disrupted. Under these circumstances, the market price of shares of the VTI Shares may vary substantially from the net asset value per share of the VTI Shares or the level of the share underlying index.

For all of the foregoing reasons, the performance of the VTI Shares may not correlate with the performance of the share underlying index, the performance of the component securities of the share underlying index or the net asset value per share of the VTI Shares. Any of these events could materially and adversely affect the price of the shares of the VTI Shares and, therefore, the value of the Buffered PLUS. Additionally, if market volatility or these events were to occur on the valuation date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination may affect the payment on the Buffered PLUS. If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based on the published closing price per share of the VTI Shares on the valuation date, even if the VTI Shares’ shares are underperforming the share underlying index or the component securities of the share underlying index and/or trading below the net asset value per share of the VTI Shares.

￭The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the VTI Shares. MS & Co., as calculation agent, will adjust the adjustment factor for certain events affecting the VTI Shares. However, the calculation agent will not make an adjustment for every event that can affect the VTI Shares. If an event occurs that does not require the calculation agent to adjust the adjustment factor, the market price of the Buffered PLUS may be materially and adversely affected.

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Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

S&P 500® Index Overview

The S&P 500® Index, which is calculated, maintained and published by S&P Dow Jones Indices LLC (“S&P”), consists of stocks of 500 component companies selected to provide a performance benchmark for the U.S. equity markets. The calculation of the S&P 500® Index is based on the relative value of the float adjusted aggregate market capitalization of the 500 component companies as of a particular time as compared to the aggregate average market capitalization of 500 similar companies during the base period of the years 1941 through 1943. For additional information about the S&P 500® Index, see the information set forth under “S&P 500® Index” in the accompanying index supplement.

Information as of market close on October 25, 2023:

Bloomberg Ticker Symbol:	SPX
Current Index Value:	4,186.77
52 Weeks Ago:	3,859.11
52 Week High (on 7/31/2023):	4,588.96
52 Week Low (on 11/3/2022):	3,719.89

The following graph sets forth the daily closing values of the SPX Index for the period from January 1, 2018 through October 25, 2023. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the SPX Index for each quarter in the same period. The closing value of the SPX Index on October 25, 2023 was 4,186.77. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The SPX Index has at times experienced periods of high volatility, and you should not take the historical values of the SPX Index as an indication of its future performance.

SPX Index Daily Closing Values January 1, 2018 to October 25, 2023

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Principal at Risk Securities

S&P 500® Index	High	Low	Period End
2018
First Quarter	2,872.87	2,581.00	2,640.87
Second Quarter	2,786.85	2,581.88	2,718.37
Third Quarter	2,930.75	2,713.22	2,913.98
Fourth Quarter	2,925.51	2,351.10	2,506.85
2019
First Quarter	2,854.88	2,447.89	2,834.40
Second Quarter	2,954.18	2,744.45	2,941.76
Third Quarter	3,025.86	2,840.60	2,976.74
Fourth Quarter	3,240.02	2,887.61	3,230.78
2020
First Quarter	3,386.15	2,237.40	2,584.59
Second Quarter	3,232.39	2,470.50	3,100.29
Third Quarter	3,580.84	3,115.86	3,363.00
Fourth Quarter	3,756.07	3,269.96	3,756.07
2021
First Quarter	3,974.54	3,700.65	3,972.89
Second Quarter	4,297.50	4,019.87	4,297.50
Third Quarter	4,536.95	4,258.49	4,307.54
Fourth Quarter	4,793.06	4,300.46	4,766.18
2022
First Quarter	4,796.56	4,170.70	4,530.41
Second Quarter	4,582.64	3,666.77	3,785.38
Third Quarter	4,305.20	3,585.62	3,585.62
Fourth Quarter	4,080.11	3,577.03	3,839.50
2023
First Quarter	4,179.76	3,808.10	4,109.31
Second Quarter	4,450.38	4,055.99	4,450.38
Third Quarter	4,588.96	4,273.53	4,288.05
Fourth Quarter (through October 25, 2023)	4,376.95	4,186.77	4,186.77

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500” and “500” are trademarks of Standard and Poor’s Financial Services LLC. For more information, see “S&P 500® Index” in the accompanying index supplement.

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Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Vanguard Total Stock Market ETF Overview

The Vanguard Total Stock Market ETF is an exchange-traded fund managed by The Vanguard Group, Inc., a registered investment company. The Vanguard Group, Inc. consists of numerous separate investment portfolios, including the Vanguard Total Stock Market ETF. The Vanguard Total Stock Market ETF seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the CRSP U.S. Total Market Index, which measures the investment return of the overall stock market. It is possible that this fund may not fully replicate the performance of the CRSP U.S. Total Market Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by the Vanguard Group, Inc. pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 002-56846 and 811-02652, respectively, through the Commission’s website at www.sec.gov.In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the issuer of the VTI Shares is accurate or complete.

Information as of market close on October 25, 2023:

Bloomberg Ticker Symbol:	VTI UP
Current Share Price:	$206.36
52 Weeks Ago:	$192.94
52 Week High (on 7/31/2023):	$228.35
52 Week Low (on 11/3/2022):	$186.54

The following graph sets forth the daily closing prices of the VTI Shares for the period from January 1, 2018 through October 25, 2023. The related table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the VTI Shares for each quarter in the same period. The closing price of the VTI Shares on October 25, 2023 was $206.36. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The VTI Shares have at times experienced periods of high volatility, and you should not take the historical values of the VTI Shares as an indication of future performance.

VTI Shares Daily Closing Prices January 1, 2018 to October 25, 2023

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Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Vanguard Total Stock Market ETF (CUSIP 922908769)	High ($)	Low ($)	Period End ($)
2018
First Quarter	146.86	132.41	135.72
Second Quarter	144.42	132.63	140.43
Third Quarter	151.31	140.41	149.65
Fourth Quarter	149.88	119.70	127.63
2019
First Quarter	146.62	124.77	144.71
Second Quarter	150.70	140.41	150.09
Third Quarter	154.41	144.87	151.00
Fourth Quarter	164.29	146.61	163.62
2020
First Quarter	172.17	111.91	128.91
Second Quarter	164.10	122.96	156.53
Third Quarter	181.24	157.44	170.31
Fourth Quarter	194.64	166.99	194.64
2021
First Quarter	208.85	191.87	206.69
Second Quarter	222.82	209.28	222.82
Third Quarter	234.37	219.23	222.06
Fourth Quarter	242.96	221.73	241.44
2023
First Quarter	242.97	209.90	227.67
Second Quarter	230.52	183.02	188.62
Third Quarter	216.24	179.47	179.47
Fourth Quarter	204.18	179.30	191.19
2023
First Quarter	210.01	189.85	204.10
Second Quarter	220.28	200.75	220.28
Third Quarter	228.35	211.41	212.41
Fourth Quarter (through October 25, 2023)	216.48	206.36	206.36

This document relates only to the Buffered PLUS referenced hereby and does not relate to the VTI Shares. We have derived all disclosures contained in this document regarding The Vanguard Group, Inc. from the publicly available documents described. In connection with the offering of the Buffered PLUS, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to The Vanguard Group, Inc. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding The Vanguard Group, Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described) that would affect the trading price of the VTI Shares (and therefore the price of the VTI Shares at the time we priced the Buffered PLUS) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning The Vanguard Group, Inc. could affect the value received at maturity with respect to the Buffered PLUS and therefore the value of the Buffered PLUS.

Neither we nor any of our affiliates makes any representation to you as to the performance of the VTI Shares.

We and/or our affiliates may presently or from time to time engage in business with The Vanguard Group, Inc. In the course of such business, we and/or our affiliates may acquire non-public information with respect to The Vanguard Group, Inc., and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the VTI Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the Buffered PLUS under the securities laws. As a purchaser of the Buffered PLUS, you should undertake an independent investigation of The Vanguard Group, Inc. as in your judgment is appropriate to make an informed decision with respect to an investment linked to the VTI Shares.

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Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

“Vanguard®” is a registered mark of The Vanguard Group, Inc. The Buffered PLUS are not sponsored, endorsed, sold, or promoted by The Vanguard Group, Inc., and The Vanguard Group, Inc. makes no representations or warranties to the owners of the Buffered PLUS or any member of the public regarding the advisability of investing in the Buffered PLUS. The Vanguard Group, Inc. has no obligation or liability in connection with the operation, marketing, trading or sale of the Buffered PLUS.

The CRSP U.S. Total Market Index. The CRSP U.S. Total Market Index is a total return index calculated and disseminated by the Center for Research in Security Prices. The CRSP U.S. Total Market Index represents approximately 100% of the investable U.S. stock market and includes large-, mid-, small- and micro-cap stocks.

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Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Terms of the Buffered PLUS

Please read this information in conjunction with the terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
Underlying index publisher:	S&P Dow Jones Indices LLC, or any successor thereof
Share underlying index:	CRSP U.S. Total Market Index
Share underlying index publisher:	The Center for Research in Security Prices (CRSP), or any successor thereof
Denominations:	$1,000 per Buffered PLUS and integral multiples thereof
Postponement of maturity date:

If the scheduled valuation date is not an index business day or a trading day, as applicable, with respect to either underlying or if a market disruption event occurs with respect to either underlying on that day so that the valuation date is postponed and falls less than two business days prior to the scheduled maturity date, the maturity date of the Buffered PLUS will be postponed to the second business day following the latest valuation date as postponed with respect to either underlying.

Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notice to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the valuation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the Buffered PLUS by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile, confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the Buffered PLUS in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the actual valuation date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee and to the depositary of the amount of cash to be delivered with respect to each stated principal amount of the Buffered PLUS, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the Buffered PLUS to the trustee for delivery to the depositary, as holder of the Buffered PLUS, on the maturity date.

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Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Information About the Buffered PLUS

Additional Information:
Minimum ticketing size:	$1,000 / 1 Buffered PLUS
Tax considerations:

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the Buffered PLUS due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, a Buffered PLUS should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.

Assuming this treatment of the Buffered PLUS is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for PLUS, the following U.S. federal income tax consequences should result based on current law:

￭A U.S. Holder should not be required to recognize taxable income over the term of the Buffered PLUS prior to settlement, other than pursuant to a sale or exchange.

￭Upon sale, exchange or settlement of the Buffered PLUS, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the Buffered PLUS. Subject to the discussion below concerning the potential application of the “constructive ownership” rule, such gain or loss should be long-term capital gain or loss if the investor has held the Buffered PLUS for more than one year, and short-term capital gain or loss otherwise.

Because the Buffered PLUS are linked to shares of an exchange-traded fund, although the matter is not clear, there is a substantial risk that an investment in the Buffered PLUS will be treated as a “constructive ownership transaction” under Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”). If this treatment applies, all or a portion of any long-term capital gain of the U.S. Holder in respect of the Buffered PLUS could be recharacterized as ordinary income (in which case an interest charge will be imposed). As a result of certain features of the Buffered PLUS, including the leveraged upside payment and the fact that the Buffered PLUS are linked to an index in addition to an exchange-traded fund, it is unclear how to calculate the amount of gain that would be recharacterized if an investment in the Buffered PLUS were treated as a constructive ownership transaction. Due to the lack of governing authority, our counsel is unable to opine as to whether or how Section 1260 of the Code applies to the Buffered PLUS. U.S. investors should read the section entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Possible Application of Section 1260 of the Code” in the accompanying product supplement for PLUS for additional information and consult their tax advisers regarding the potential application of the “constructive ownership” rule.

In 2007, the U.S. Treasury Department and the Internal Revenue Service (the “IRS”) released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, as discussed above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Buffered PLUS, possibly with retroactive effect.

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Morgan Stanley Finance LLC

Dual Directional Buffered PLUS Based on the Value of the Worst Performing of the S&P 500® Index and the Vanguard Total Stock Market ETF due October 30, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

As discussed in the accompanying product supplement for PLUS, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2025 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the Buffered PLUS do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the Buffered PLUS should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the Buffered PLUS.

Both U.S. and non-U.S. investors considering an investment in the Buffered PLUS should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for PLUS and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the Buffered PLUS, including possible alternative treatments, the potential application of the constructive ownership rule, the issues presented by the aforementioned notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for PLUS, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the Buffered PLUS.

Use of proceeds and hedging:

The proceeds from the sale of the Buffered PLUS will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per Buffered PLUS issued, because, when we enter into hedging transactions in order to meet our obligations under the Buffered PLUS, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the Buffered PLUS borne by you and described beginning on page 2 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the Buffered PLUS.

On or prior to the pricing date, we will hedge our anticipated exposure in connection with the Buffered PLUS by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the VTI Shares, in stocks constituting the SPX Index or the share underlying index, in futures and/or options contracts on the SPX Index, the VTI Shares or the component stocks of the SPX Index or the share underlying index listed on major securities markets, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the level of either underlying on the pricing date, and therefore could increase the level at or above which such underlying must close on the valuation date so that investors do not suffer a loss on their initial investment in the Buffered PLUS (depending also on the performance of the other underlying). In addition, through our affiliates, we are

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Morgan Stanley Finance LLC

Dual Directional Buffered PLUS Based on the Value of the Worst Performing of the S&P 500® Index and the Vanguard Total Stock Market ETF due October 30, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

likely to modify our hedge position throughout the term of the Buffered PLUS, including on the valuation date, by purchasing and selling the VTI Shares, the stocks constituting the SPX Index or the share underlying index, futures or options contracts on the SPX Index, the VTI Shares or the stocks constituting the SPX Index or the share underlying index on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the Buffered PLUS, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. We cannot give any assurance that our hedging activities will not affect the value of either underlying, and, therefore, adversely affect the value of the Buffered PLUS or the payment you will receive at maturity (depending also on the performance of the other underlying). For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement for PLUS.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the Buffered PLUS, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

MS & Co. expects to sell all of the Buffered PLUS that it purchases from us to an unaffiliated dealer at a price of $1,000 per Buffered PLUS, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per Buffered PLUS. MS & Co. will not receive a sales commission with respect to the Buffered PLUS.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the Buffered PLUS.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for PLUS.

Validity of the Buffered PLUS:

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the Buffered PLUS offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such Buffered PLUS will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its

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Morgan Stanley Finance LLC

Dual Directional Buffered PLUS Based on the Value of the Worst Performing of the S&P 500® Index and the Vanguard Total Stock Market ETF due October 30, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

authentication of the Buffered PLUS and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated November 16, 2020, which is Exhibit 5-a to the Registration Statement on Form S-3 filed by Morgan Stanley on November 16, 2020.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for PLUS and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for PLUS, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the product supplement for PLUS, index supplement and prospectus if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at www.sec.gov.as follows:

Product Supplement for PLUS dated November 16, 2020

Index Supplement dated November 16, 2020

Prospectus dated November 16, 2020

Terms used but not defined in this document are defined in the product supplement for PLUS, in the index supplement or in the prospectus.

“Performance Leveraged Upside SecuritiesSM” and “PLUSSM” are our service marks.

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